Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS
OF APRICUS BIOSCIENCES, INC.

ARTICLE I
OFFICES

Section 1.1. Principal Office. The principal office and place of business of Apricus Biosciences, Inc. (the “Corporation”) shall be at 6330 Nancy Ridge Drive, Suite 103, San Diego, California 92121, unless changed by the board of directors of the Corporation (the “Board of Directors”).

Section 1.2. Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require. The street address of the Corporation’s resident agent is the registered office of the Corporation in Nevada.

ARTICLE II
STOCKHOLDERS

Section 2.1. Annual Meetings of Stockholders. The annual meeting of the stockholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Second Amended and Restated Bylaws (the “Bylaws”). Such annual meeting shall be held on such date and at such time as the Board of Directors shall each year fix.

Section 2.2. Special Meetings of Stockholders. Special meetings of stockholders may be called only by the Chairman of the Board or the President, or by the Board of Directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships, in each case in accordance with the provisions of the Articles of Incorporation of the Corporation, as amended from time to time (the “Articles of Incorporation”).

Section 2.3. Notice of Meetings of Stockholders; Waiver of Notice. The Secretary shall given written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which such special meeting is called. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, addressed to each stockholder of record entitled to vote at such meeting at the address as it appears on the books of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.4. Place of Meetings of Stockholders. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate the place, either within or without the State of Nevada, as the place for the holding of such meeting. If no place for a meeting is designated, the place of meeting shall be the principal office of the Corporation.

Section 2.5. Record Date. The Board of Directors may fix a date not less than ten (10) nor more than sixty (60) days prior to any meeting as the record date for the purpose of determining stockholders entitled to notice of and to vote at such meetings of the stockholders. The stock transfer books of the Corporation may be closed by the Board of Directors for a stated period not to exceed sixty (60) days for the purpose of determining stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose.

Section 2.6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is established, stockholders present at a duly organized meeting may continue to transact business until adjournment, even if stockholders withdraw their shares in such number that less than a quorum remain.

Section 2.7. Voting. The holder of an outstanding share of the Corporation entitled to vote may vote at a meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every stockholder shall be entitled to one (1) vote for each such share standing in such stockholder’s name on the books of the Corporation. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereupon, provided, that Directors of the Corporation shall be elected at the annual meeting of stockholders by a plurality of the votes cast at the election.

Section 2.8. Proxies. At any meeting of the stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. No proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest or unless otherwise specified in the proxy. In no event shall the term of a proxy exceed seven (7) years from the date of its creation. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.9. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof, except that if a different proportion of the voting power is required for such an action at a meeting, then such different proportion shall be required.

Section 2.10. Director Nominations; Stockholder Proposals.

(a)    Annual Meetings of the Stockholders.

(1)     Director Nominations. Nominations of persons to be considered for election to the Board of Directors at an annual meeting of the stockholders (an “Annual Meeting”) may only be made (i) by or at the direction of the Board of Directors, or (ii) by a stockholder pursuant to this Section 2.10(a)(1). A stockholder may nominate a person to be considered for election to the Board of Directors at an Annual Meeting only if such nomination is made in compliance with the policies and procedures set forth in the Charter of the Corporate Governance/Nominating Committee of the Board of Directors, in effect and as the same may be Second Amended from time to time (the “Nominating Committee Charter”).

(2)     Proposals Included in Proxy Statement. Proposals of business to be considered at an Annual Meeting and included in the Corporation’s proxy statement for such Annual Meeting (the “Proxy Statement”) may be made (i) by or at the direction of the Board of Directors, or (ii) by a stockholder pursuant to this Section 2.10(a)(2). A stockholder may propose business to be considered at an Annual Meeting and included in the Proxy Statement only if such proposal is made in compliance with the policies and procedures set forth in the Nominating Committee Charter.

(3)     Proposals Not Included in Proxy Statement. Proposals of business to be considered at an Annual Meeting, but not included in the Proxy Statement, except for nominations of persons to be considered for election to the Board of Directors, may be made (i) by or at the direction of the Board of Directors, or (ii) by a stockholder pursuant to this Section 2.10(a)(3). A stockholder may propose business to be considered at an Annual Meeting, but not included the Proxy Statement, provided that such stockholder (i) is a stockholder of record at the time such stockholder gives the notice required by this Section 2.10(a)(3), (ii) is entitled to vote at the Annual Meeting, and (iii) makes such proposal in compliance with the procedures set forth in this Section 2.10(a)(3). For such business to be properly proposed for consideration at an Annual Meeting pursuant to this Section 2.10(a)(3), the stockholder making such proposal must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the pending Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, to be timely, such notice by the stockholder must be delivered not earlier than the ninetieth (90th) day prior to such pending Annual Meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such pending Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) a brief description of the business proposed to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, and (y) the class and number of shares of stock of the Corporation owned beneficially and of record by such stockholder and such beneficial owner.

(b)     General.

(1)     Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as Directors and only such business shall be conducted at an Annual Meeting as shall have been brought before such Annual Meeting in accordance with the procedures set forth in this Section 2.10. The presiding officer of the Annual Meeting shall have the power and duty to determine whether any nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.10 and, if any proposed nomination or business is not in compliance with this Section 2.10, to declare that such defective nomination or proposal be disregarded.

(2)     Any stockholder taking any action contemplated by this Section 2.10, notwithstanding any contrary provision hereof, shall also comply with all applicable requirements of (i) applicable state law and (ii) the Exchange Act and the rules and regulations thereunder.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall have the power to make, modify, amend, or repeal the Bylaws. The Board of Directors may, as it deems proper, adopt rules, regulations and policies for the conduct of their meetings and the management of the Corporation.

Section 3.2. Number, Tenure, and Qualifications. Unless a different number is required by the laws of the State of Nevada or the Articles of Incorporation, or until changed in the manner provided in the Articles of Incorporation, the Board of Directors shall consist of at least three (3), but not more than twelve (12), individuals who shall be elected at the annual meeting of stockholders as provided in the Articles of Incorporation and these Bylaws.

Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held, with no additional notice thereof required, immediately following and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by one-third (1/3) of the Board of Directors. The Secretary shall give notice to each Director of the time, place, and purpose or purposes of each special meeting by mailing the same at least two (2) days before such meeting or by telephoning or telegraphing the same at least one (1) day before such meeting.

Section 3.5. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, provided, that less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, and adjourned, without further notice.

Section 3.6. Manner of Acting. At all meetings of the Board of Directors, each Director shall have one (1) vote. If a quorum is present at any such meeting, then the act of a majority of the Directors present at such meeting shall be the act of the Board of Directors. Any business may be transacted at a meeting at which every Director is present, even though such meeting was held without any notice. The Board of Directors may conduct a meeting by means of a conference telephone or any similar communications equipment by which all persons participating in the meeting can hear one another, and such participation shall constitute presence at a meeting.

Section 3.7. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

Section 3.8. Vacancies. Vacancies in the Board of Directors shall be filled in accordance with the Articles of Incorporation.

Section 3.9. Removals. Any director may be removed from the Board of Directors by the vote or written consent of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote.

Section 3.10. Resignations. A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Any resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days from the date of its delivery, the resignation shall upon the tenth (10th) day be deemed accepted.

Section 3.11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.12. Compensation. By resolution of the Board of Directors, the Directors may be reimbursed their expenses, if any, incurred in connection with attendance at each meeting of the Board of Directors, and may be paid either (i) a fixed sum for attendance in addition to such reimbursed amount at each meeting of the Board of Directors or (ii) a stated salary as Director. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13. Emergency Power. When, due to a national disaster or death, a majority of the Board Directors is incapacitated or otherwise unable to attend meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board of Directors and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such time as a true quorum of Directors can attend a meeting or until vacancies can be filled pursuant to these Bylaws.

Section 3.14. Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and who shall perform such other duties as may be prescribed from time to time by the Board of Directors.

ARTICLE IV
OFFICERS

Section 4.1. Number. The officers of the Corporation shall be a President, one (1) or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. The Board of Directors may elect or appoint such other officers and assistant officers as it may deem necessary or appropriate. In its discretion, the Board of Directors may leave unfilled any office (except for the offices of President, Secretary and Treasurer) for any period as it may determine. Officers need not be Directors or stockholders of the Corporation.

Section 4.2. Election and Term of Office. The officers of the Corporation are to be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3. Resignations. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless other specified therein, such resignation shall take effect upon such delivery.

Section 4.4. Removal. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not by itself create any contract rights for such officer or agent. Any such removal shall require a majority vote of the Board of Directors, exclusive of such officer or agent being removed if such person is also a Director.

Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.6. President. The President shall be the chief executive and administrative officer of the Corporation. The President shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the Corporation and over its several officers. The President may appoint officers, agents, or employees other than those appointed by the Board of Directors. The President may sign, execute and deliver in the name of the Corporation powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

Section 4.7. Vice President. Each Vice President shall have such powers and perform such duties as may be assigned to such Vice President by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perform the duties and exercise the powers of the President. In the event there is more than one (1) Vice President and the Board of Directors has not designated which Vice President is to act as President, then the Vice President who was elected as Vice President first shall act as President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his or her duties.

Section 4.8. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. The Secretary shall cause notice to be given of meetings of stockholders, of the Board of Directors, and of any committee appointed by the Board. The Secretary shall have custody of the corporate seal and general charge of the records, documents, and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any Director. The Secretary may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the Company and affix the seal of the Corporation thereto. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. The Secretary shall be sworn to the faithful discharge of his or her duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

Section 4.9. Treasurer. The Treasurer shall have general custody of the collection and disbursements of funds of the Corporation. The Treasurer shall endorse on behalf of the Corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. The Treasurer may sign, with the President, or such persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him or her on account of the Corporation; shall at all reasonable times exhibit the books and accounts of the Corporation to any Director of the Corporation during regular business hours; and, whenever required by the Board of Directors or the President, shall render a statement of the accounts of the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

Section 4.10. General Manager. The Board of Directors may employ and appoint a General Manager who need not be an officer of the Corporation or a Director. If employed by the Board of Directors, the General Manager shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. The General Manager shall have the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors. Subject to the approval of the Board of Directors or the executive committee, the General Manager shall recruit all employees of the Corporation, or delegate such recruitment to subordinate officers, or such division officers, or such division chiefs, and shall have authority to discharge any person so employed. The General Manager shall make a quarterly report to the President and Board of Directors, or more often if required by the President or the Board of Directors to do so, setting forth the results of the operations under his or her charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of Directors shall require.

Section 4.11. Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

Section 4.12. Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers of agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that such officer is also a Director.

Section 4.13. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sums and with surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his or her possession or under his or her control.

ARTICLE V
COMMITTEES

Section 5.1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two (2), but not more than seven (7), members, one (1) of whom shall be the President. The Board of Directors shall designate one (1) or more Directors to serve as alternate member or members of such Executive Committee. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring the approval of stockholders, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings of the Board of Directors.

Section 5.2. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two (2) Directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1. Contracts. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.2. Loans. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

Section 6.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized by the Board of Directors to do so.

Section 6.4. Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidence of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

Section 6.5. Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other Trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation’s officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

ARTICLE VII
CAPITAL STOCK

Section 7.1. Issuance of Shares. The shares of the Corporation may be represented by certificates or uncertificated. If certificated, each certificate shall be signed by the President or the Vice President, and by the Secretary or an Assistant Secretary. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates shall be numbered and may be sealed with the seal of the Corporation or a facsimile thereof. With respect to all shares issued by the Corporation, whether certificated or uncertificated, the name and address of the person to whom the shares are issued, the number of shares issued, the date of issue and any other information required by a direct registration system facility shall be entered on the stock transfer books of the Corporation and in any other manner as required by a direct registration system facility.

Section 7.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the stockholder of record thereof or by such stockholder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such stockholder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 7.3. Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

Section 7.4. Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate, or such owner’s legal representative, to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

Section 7.5. Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

Section 7.6. Registered Stockholders. The Corporation shall be entitled to treat the stockholder of record of any share or shares of stock as the holder in fact of such shares, with any and all the rights and powers incident to the ownership of such stock at any such meeting, including, without limitation, the power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock, and the Corporation shall not be bound or obligated to recognize any equitable or other claim by any other any other person or entity with respect to such shares.

Section 7.7. Direct Registration System Eligibility. Notwithstanding anything to the contrary in this Article VII, or in these Bylaws generally, shares of the Corporation shall be entered on the books of the Corporation with all information necessary to comply with the direct registration system requirements established by any stock exchange on which the Corporation’s shares are listed. The terms “books of the Corporation” or “stock transfer books of the Corporation”, as used in these Bylaws, shall mean the books and records of the Corporation as maintained by the Corporation, and shall not mean the books or records of any third party, including, without limitation, any transfer agent, broker-agent or any entity that serves as the Corporation’s direct registration system facility.

ARTICLE VIII
INDEMNIFICATION

Section 8.1. Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and such person’s heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his or her having heretofore or hereafter been a director or officer of the Corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this Section 8.1 shall not exclude any other right to which such person may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided. The Corporation, its Directors, officers, employees and agents shall be fully indemnified by the Corporation in taking any action or making any payment, or in refusing so to do, in reasonable reliance upon the advice of counsel.

Section 8.2. Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which the person seeking indemnification may be entitled under any statute, Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to each person who has ceased to be a director, officer or employee and shall inure to the benefit of such person’s heirs, executors and administrators.

Section 8.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such and incurred by such person in any capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Article VIII or Section 78.751 of the Nevada Revised Statutes.

Section 8.4. Settlement by Corporation. The right of any person to be indemnified by the Corporation shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred by such person in connection therewith.

ARTICLE IX
WAIVER OF NOTICE

Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Nevada Revised Statues, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

ARTICLE X
AMENDMENTS

Amendment of these Bylaws of the Corporation shall be in accordance with the Articles of Incorporation.

ARTICLE XI
FISCAL YEAR

The fiscal year of the Corporation shall be fixed and may be varied by resolution of the Board of Directors.

ARTICLE XII
DIVIDENDS

The Board of Directors may, at any regular or special meeting, declare dividends payable out of the surplus of the Corporation in accordance with the Nevada Revised Statutes.

ARTICLE XIII
CORPORATE SEAL

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.

ARTICLE XIV
RIGHTS AND POWERS

The Corporation, the Board of Directors, the officers of the Corporation and its stockholders shall have the rights and powers provided for by applicable law, whether or not specifically provided for in these Bylaws.

ARTICLE XV
CHANGES IN NEVADA LAW

References in these Bylaws to Nevada law or the Nevada Revised Statutes or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of Directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law, and (ii) if such change permits the Corporation, without the requirement of any further action by the stockholders or Directors, to limit further the liability of Directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.